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                                                                     EXHIBIT 5-1


                                                               November 18, 1996


Michigan Consolidated Gas Company
500 Griswold Street
Detroit, MI  48226

Ladies and Gentlemen:

     I am acting as counsel for Michigan Consolidated Gas Company ("MichCon") in connection with the registration of up to $260,000,000 of First Mortgage Bonds designated as Secured Medium-Term Notes, Series C (the "Series C Bonds") to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in the Registration Statement also relates to $40,000,000 of First Mortgage Bonds designated as Secured Medium-Term Notes, Series B registered pursuant to the Registration Statement on Form S-3 of MichCon (Registration
No. 33-59093), which First Mortgage Bonds designated as Secured Medium-Term Notes, Series B, together with First Mortgage Bonds designated as Secured Medium-Term Notes, Series C are collectively referred to herein as the "New Bonds." The First Mortgage Bonds designated as Secured Medium-Term Notes, Series C are being registered under the Securities Act, by a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 18, 1996 (the "Registration Statement"). In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies, certified to my satisfaction, of such corporate records and other documents and certificates as I have deemed necessary.

     Based on the above, I am of the opinion that:

           1. MichCon is a corporation duly organized and validly existing under and pursuant to the laws of the State of Michigan.

           2. The New Bonds when sold, will be legally issued by MichCon, duly authorized, fully paid and nonassessable.

     I hereby consent to the use of this opinion as Exhibit 5-1 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Registration Statement.

                             Very truly yours,


                            /s/ Susan K. McNish
                            --------------------------
                                Susan K. McNish
                    Vice President, General Counsel and Secretary
                         Michigan Consolidated Gas Company